Exhibit 99.1

LRAD® Corporation Reports Fiscal Third Quarter 2014 Financial Results

Continued International Expansion Drives Q3 Revenue Growth of 271% to $8.0 million

SAN DIEGO, CA – August 7, 2014 - LRAD Corporation (NASDAQ: LRAD), the world’s leading provider of long range acoustic hailing devices (AHDs), today reported financial results for the fiscal third quarter and nine months ended June 30, 2014.

Fiscal Third Quarter 2014 Financial Highlights

●	Revenue: Fiscal third quarter 2014 revenues grew by $5.8 million or 271% to $8.0 million, compared to $2.2 million of revenues in the fiscal third quarter of 2013.

o	Strong demand from international markets continued to drive growth, including the delivery of a $4.0 million order for border security to a country in the Middle East.

●	Net Income: Net Income of $1.9 million, or $0.06 per diluted share, increased by $3.0 million from a loss of $1.1 million, or $0.03 per share, reported during the fiscal third quarter of 2013.

o	Gross profit of $5.0 million, or 63.1% of revenues, compared to $915,000, or 42.4% of revenues, due to the strong revenue growth, favorable fixed overhead absorption and favorable channel mix.

o

Operating expenses increased by $1.1 million or 53%, primarily due to commissions paid to third party sales representatives, bonus accruals for meeting forecasted performance targets, and salaries, travel and consulting fees related to business development personnel, partially offset by a decrease in legal expenses due to a lawsuit in the prior year.

●

Balance Sheet: Cash totaled $21.2 million at June 30, 2014, an increase of $5.4 million from the $15.8 million reported at September 30, 2013. Working Capital increased to $26.6 million from $23.7 million over the same period.

Nine Months Ended June 30, 2014 Financial Highlights

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Revenue: Revenue for the nine month period ended June 30, 2014 totaled $17.2 million, representing an increase of $8.9 million, or 107%, from the $8.3 million for the nine month period ended June 30, 2013.

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Net Income: Net Income during the nine month period ended June 30, 2014 totaled $2.6 million, or $0.08 per diluted share, a $4.3 million improvement from the $1.7 million loss, or $0.05 per share, reported for the nine months ended June 30, 2013.

“Increased product offerings, additional business development staff and support, and continued expansion of international markets offset domestic defense budget reductions, and led to nine-month revenue that exceeded revenue for the full fiscal year 2013,” commented Tom Brown, President and CEO of LRAD Corporation. “Our fiscal third quarter, in particular, was positively impacted by sales of our border security solution, the LRAD 2000X, which saw a $4.0 million shipment to a Middle Eastern country to assist in their border and perimeter security program.”

Select Operating and Business Highlights

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Launched the LRAD Mobile Sound Barrier, a vehicle mounted speaker system that can be secured to any armored, VIP, or other government or corporate vehicle, to create a 360° deterrent zone to safely and effectively warn and ward off threats. Two initial orders were received from a U.S. Government agency, with additional development costs being absorbed by the customer in order to customize the product for permanent mounting on certain government vehicles.

●

Received a $1.7 million order for LRAD-RX systems and accessories from an international navy in Southeast Asia. An initial $950,000 is scheduled to ship by September 30, 2014, with the balance to be shipped as new vessels are built and commissioned.

●	Repurchased 123,009 shares of stock at an average price of $1.85, bringing the total number of shares repurchased to 256,082 at an average price paid per share of $1.86.

“Our fourth quarter is off to a good start and we anticipate that we will end the year achieving one of our strongest financial performances in the Company’s history from both a top and bottom line standpoint,” Brown concluded.

Webcast and Conference Call Details

Management will host a conference call to discuss fiscal third quarter 2014 financial results this afternoon at 4:30 p.m. ET. The conference call can be accessed by dialing toll-free at 888-567-1602, or toll/international at 862-255-5346. A webcast will also be available at the following link: http://www.visualwebcaster.com/event.asp?id=100101. A replay of the call will be available two hours after the airing of the call, and available for 90 days at the aforementioned webcast link. Questions to management may be submitted during the call by emailing them to: investor@lradx.com.

About LRAD Corporation

LRAD Corporation is using long range communication to peacefully resolve uncertain situations and save lives on both sides of its proprietary Long Range Acoustic Device®. LRAD® systems are being sold into 70 countries around the world in diverse applications including fixed and mobile military deployments, maritime security, critical infrastructure and perimeter security, commercial security, border and port security, law enforcement and emergency responder communications, emergency warning and mass notification, asset protection and wildlife preservation and control. For more information about the Company and its LRAD systems, please visit www.lradx.com.

Forward-looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the Company’s Form 10-K for the fiscal year ended September 30, 2013. LRAD Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Company Contact

E. Brian Harvey

Director, Investor Relations and Capital Markets

858.753.8974

ebharvey@lradx.com

LRAD Corporation and Subsidiary

Consolidated Balance Sheets

(000's omitted)

	June 30,
	2014	September 30,
	(Unaudited)	2013

ASSETS
Current assets:
Cash and cash equivalents	$21,200	$15,805
Accounts receivable, net	3,748	4,958
Inventories, net	4,732	4,588
Prepaid expenses and other	550	1,004
Total current assets	30,230	26,355
Property and equipment, net	337	237
Intangible assets, net	47	52
Prepaid expenses and other - noncurrent	774	915
Total assets	$31,388	$27,559

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$652	$1,597
Accrued liabilities	3,008	1,055
Total current liabilities	3,660	2,652
Other liabilities - noncurrent	161	146
Total liabilities	3,821	2,798
Total stockholders' equity	27,567	24,761
Total liabilities and stockholders' equity	$31,388	$27,559

LRAD Corporation and Subsidiary

Consolidated Statements of Operations

(000's omitted except share and per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues	$8,004	$2,158	$17,214	$8,328
Cost of revenues	2,955	1,242	7,491	4,564
Gross profit	5,049	916	9,723	3,764

Operating expenses:
Selling, general and administrative	2,488	1,607	5,544	4,150
Research and development	622	424	1,592	1,302
Total operating expenses	3,110	2,031	7,136	5,452

Income (loss) from operations	1,939	(1,115)	2,587	(1,688)
Other income	5	7	15	22
Income from operations before income taxes	1,944	(1,108)	2,602	(1,666)
Income tax expense	1	-	2	2
Net income (loss)	$1,943	$(1,108)	$2,600	$(1,668)

Net income (loss) per common share:
Basic	$0.06	$(0.03)	$0.08	$(0.05)
Diluted	$0.06	$(0.03)	$0.08	$(0.05)
Weighted average common shares outstanding:
Basic	33,041,142	32,428,095	33,067,515	32,407,475
Diluted	34,040,509	32,428,095	33,756,467	32,407,475